SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2002

Hawthorne Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2085671 (I.R.S. employer identification number)

Commission file number: 0-1100

2381 Rosecrans Avenue
El Segundo, California 90245
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(310) 725-5000

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On November 1, 2002, Hawthorne Financial Corporation participated in a pooled offering of floating rate trust preferred securities, raising $15.0 million. The securities were priced at 6-month LIBOR plus 335 basis points, with LIBOR capped at 8.65% during the five-year no-call period. As previously announced, the proceeds of the offering, together with cash on hand, will be used to retire the entire remaining balance of the Company’s 12.50% Senior Notes Due 2004. Formal notice of the redemption will be given in accordance with the provisions of the Senior Notes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWTHORNE FINANCIAL CORPORATION

By:	/s/ David Rosenthal

David Rosenthal Executive Vice President and Chief Financial Officer

Date: November 5, 2002